UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2025

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2025, FS CREIT Finance JP-1 LLC (“JP-1”), an indirect wholly owned special-purpose financing subsidiary of FS Credit Real Estate Income Trust, Inc. (“FS CREIT”), entered into a Master Repurchase Agreement (the “Repurchase Agreement,” and together with the related transaction documents, the “JP-1 Facility”), as seller, with JP Morgan Chase Bank, National Association, as buyer (the “Buyer”), to finance the acquisition and origination of certain assets which include performing senior commercial or multifamily mortgage loans, A-notes related to performing senior commercial or multifamily mortgage loans, participation interests in performing senior commercial or multifamily mortgage loans, mezzanine loans, and REO mortgage loans (the “Eligible Assets”).

The maximum amount of financing available under the JP-1 Facility is up to $612,312,452.79.

All assets pledged to the JP-1 Facility are required to be repurchased no later than October 15, 2030, or such earlier date based on the maturity date of the related asset, and subject to certain terms set forth in the transaction documents.

In connection with the Repurchase Agreement, FS CREIT entered into a Guaranty (the “Guaranty”) pursuant to which FS CREIT guarantees the prompt and complete payment and performance of the guaranteed obligations when due under the JP-1 Facility, subject to limitations specified therein. The Guaranty may become full recourse to FS CREIT upon the occurrence of certain events, including the commencement of certain bankruptcy actions with respect to FS CREIT or JP-1.

The Repurchase Agreement and Guaranty contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type. In addition, FS CREIT is required (i) to maintain its adjusted tangible net worth at an amount not less than 75% of the net cash proceeds of any equity issuance by FS CREIT minus 75% of the amounts expended for equity redemptions or repurchases by FS CREIT; (ii) to maintain an EBITDA to interest expense ratio not less than 1.40 to 1.00; (iii) to maintain a total indebtedness to tangible net worth ratio that does not exceed 3.50 to 1.00; and (iv) to maintain minimum liquidity at not less than the greater of (x) $15,000,000 and (y) 5% of the aggregate amount outstanding under the JP-1 Facility.

Each transaction under the Facility to finance Eligible Assets will accrete price differential based on individual advance rates relative to the outstanding principal amount of such Eligible Asset at a fixed spread over Term SOFR, but will each otherwise have other specific terms. In addition, any term of the JP-1 Facility or the Guaranty may be amended in connection with any transaction.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Exhibits.

Exhibit No.	Description
2.1	Master Repurchase Agreement dated as of October 15, 2025 between FS CREIT Finance JP-1 LLC, and JP Morgan Chase Bank, National Association.
2.2	Guaranty dated as of October 15, 2025 made by FS Credit Real Estate Income Trust, Inc. in favor of JP Morgan Chase Bank, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: October 17, 2025	By:	/s/Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer & Secretary